UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2010

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of

Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e). On July 26, 2010, the Compensation Committee of the Board of Directors of VeriSign, Inc. approved a revised compensation arrangement for Mr. D. James Bidzos, Executive Chairman. Effective August 1, 2010, his annual base salary will be $40,000. The Committee also granted Mr. Bidzos an award of 34,542 restricted stock units (valued at approximately $1,000,000) vesting quarterly over one year from date of grant. The new compensation arrangement decreases Mr. Bidzos’ prior compensation arrangement to reflect a shift in his day-to-day responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: July 29, 2010	By:	/S/ RICHARD H. GOSHORN
	Name:	Richard H. Goshorn
	Title:	Senior Vice President, General Counsel and Secretary